                                                                   Exhibit 10.16
                              EMPLOYMENT AGREEMENT

     THIS IS AN AGREEMENT, made as of this 30th day of November 1995, by and between Molecular Simulations Inc., a Delaware corporation (hereafter "MSI"), and Saiid Zarrabian, presently residing at 14 Vinebrook Road, Westford, MA 01886 (hereafter "Employee").

                                   WITNESSETH:

     WHEREAS, Employee has previously been employed by MSI in an important capacity and MSI and Employee now wish to enter into an agreement of employment that will constitute the sole and exclusive agreement relating to the employment of Employee by MSI.

     NOW, THEREFORE, in consideration of the foregoing premises, and the mutual covenants, terms and conditions set forth herein, it is hereby agreed between MSI and Employee as follows:

                              ARTICLE I. Employment

     1.1 MSI shall employ Employee, and Employee shall continue to accept employment with and work for MSI, in a full-time capacity commencing on the date of this Agreement and continuing until Employee's employment with MSI is terminated as provided herein (this period is sometimes referred to herein as the "Term"). Such employment shall be in the capacity of Chief Operating Officer of MSI. MSI shall assign to Employee, and Employee shall accept and diligently perform to the reasonable satisfaction of MSI, those duties assigned to such employee by MSI.

     1.2 During the Term, Employee shall not, directly or indirectly, alone or as a member of a partnership, or as an officer, director, employee, agent or shareholder of any other person, firm or business organization, engage in any other business activity or pursuit for compensation requiring Employee's personal services during the period of Employee's employment hereunder without the prior written consent of MSI acting through its Board of Directors; provided however nothing in this Agreement shall preclude Employee from: (i) engaging in religious, charitable, nonprofit or community activities; or (ii) serving on the board of directors of any company, provided that such board membership is approved by MSI's Board of Directors, such approval not to be unreasonably withheld; or (iii) managing Employee's personal investments so long as Employee's activities in any case do not interfere with the performance of Employee's duties or responsibilities under this Agreement.

                            ARTICLE II. Compensation

     2.1 Employee shall be compensated at an annual base salary of $162,500 during the Term of this Agreement. The MSI Board of Directors shall review and may, at its sole discretion, increase this annual base salary from time to time during the Term of this Agreement or any extension thereof to reflect salary increases granted generally to other MSI Employees.

     2.2 The Employee's base salary shall be paid periodically in the same manner as it is paid to other executive employees of MSI, but in no event less frequently than monthly. Base salary and other compensation shall be subject to such withholdings as required by law or otherwise agreed to by Employee.

2.3 During the Term, in addition to all other amounts payable under Section 2, the Employee shall be eligible to receive a target bonus of (i) $75,000 for the period ending December 31, 1996 and (ii) $75,000 per annum for each successive twelve month period thereafter ending December 31 ("Year End"), provided the Employee continues to be employed by MSI on such Year End. The MSI Board of Directors shall review and may, at its sole discretion, increase this annual target bonus from time to time during the Term of this Agreement or any extension thereof. Such bonus for 1996 shall be based on the achievement of the revenue and income goals for MSI set forth on Exhibit A hereto, and such bonus will be adjusted upwardly or downwardly based on performance against such goals in the manner described in Exhibit A. For 1997 and beyond, such bonus shall be based on the achievement of the revenue, income and/or other goals for MSI established promptly and reasonably by the

Compensation Committee of the Board of Directors of MSI. The amount of bonus payments payable to the Employee under this Section 2.3 and the satisfaction of the goals and objectives set forth in Exhibit A or any amendment thereto shall be determined promptly and reasonably by MSI's Board of Directors or Compensation Committee and, if earned, such bonus payments shall be paid within 120 days after each Year End. Such bonus payments shall be subject to all applicable federal, state and local withholding, payroll and other taxes, as required by law.

         2.4 Employee shall be entitled to receive an incentive stock option to purchase an additional two hundred seventy-one thousand nine hundred eighty (271,980) shares of MSI's common stock (the "Additional Option") on the terms and conditions described below. The shares subject to the Additional Option will vest over a four year period (25% on August 15,1996 and an additional 25% on each anniversary thereafter with all such shares vested as of August 15, 1999) so long as Employee is an employee or consultant of MSI. In addition to the standard term for exercise of options under MSI's stock option plan, if Employee's employment with MSI is terminated without Cause (as defined in Section 7.1 below), Employee will have three (3) years to exercise the portion of the Additional Option which had vested at the time of such termination of employment. Other terms and conditions of the Additional Option will be as provided by MSI's Board of Directors pursuant to MSI's stock option plan.

                         ARTICLE III. Executive Benefits

         3.1 During the Term of this Agreement, Employee shall be entitled to participate in MSI's group life insurance plans as they may be amended and in force from time to time during the Term, and shall, with his or her dependents, be entitled to health insurance coverage under MSI health insurance plans upon the same basis as provided to other executive employees of MSI.

         3.2 MSI shall provide to Employee vacation, insurances (other than as provided for in Paragraph 3.1) and fringe benefits no less favorable to Employee than MSI may from time to time make available to its employees generally on a pro rata basis or on a basis proportional with Employee's annual salary hereunder as it may be appropriate with respect to the particular plan.

         3.3 Employee may incur reasonable business expenses in the course of employment hereunder for which Employee shall be eligible for reimbursement or advances for such expenses in accordance with MSI's policy for business travel expenses for its executive employees generally.

         3.4 Following Employee's relocation to MSI's new headquarters in San Diego, California, Employee shall not be required without Employee's consent to accept any: (a) further transfer to a place of business that is more than 35 miles from the headquarters location of MSI, except in connection with a movement of MSI's principal place of business or headquarters to a location within the City of San Diego or the County of San Diego, California, or (b) any temporary assignment which would require Employee to be absent from Employee's home for more than thirty (30) consecutive days, provided that no such temporary assignment shall require Employee to be absent from Employee's home for more than sixty (60) days in any one-year period, excluding normal business travel.

         3.5 MSI shall reimburse the Employee for the reasonable relocation expenses incurred directly by the Employee in connection with his or her employment by MSI as follows: reasonable out-of-pocket expenses associated with the Employee's relocation of his residence to a location within the San Diego, California area, including costs of moving household furnishings, personal effects, storage costs and insurance; closing costs and commissions to real estate brokers associated with the sale of the Employee's residence (provided such sale occurs during the Term but not more than two years from the date of this Agreement); travel expenses associated with a reasonable number of "house hunting" trips; up to $12,000 toward the costs of renting temporary housing in San Diego (prior to the sale or rental of Employee's residence in Westford, Massachusetts, MSI will reimburse Employee in full for temporary housing rental and after the sale or rental of such residence will reimburse Employee the excess of his monthly rental payment in the San Diego area over his former monthly mortgage payment for his Massachusetts residence, subject in all cases to the $12,000 maximum reimbursement); and closing costs associated with the purchase of a residence in the San Diego area (provided such purchase occurs during the Term but not more than two years from the date of this Agreement) including title insurance, plot surveys, bank origination and application fees, legal fees, home inspection fees, appraisal fees, and up to one and one-half points toward a mortgage. In addition, MSI will reimburse Employee for any incremental income tax actually owed by the Employee as a result of any reimbursement payments under this
Section 3.5, and such other expenses as MSI's Board of Directors approves in advance. Employee agrees to claim all applicable tax deductions associated with such expenses so as to minimize the incremental income tax to be reimbursed by MSI.

         The Employee hereby agrees that all such expenses to be reimbursed to the Employee under this Section 3.5 by MSI shall be reasonable and that the Employee shall use his best efforts to minimize the costs by obtaining, in each instance, terms which are as favorable as those which the Employee would negotiate if he were to pay for such expenses directly himself. Further, the Employee agrees to provide suitable and accurate documentation evidencing such costs incurred, and MSI shall provide reimbursement within a reasonable time after the receipt of such documentation.

         3.6 In addition to the amounts payable under Section 3.5 above, MSI agrees to pay Employee a one time relocation bonus of $57,000 promptly after execution of this Agreement. MSI will also reimburse Employee for any incremental taxes on income actually owed by the Employee as a result of such relocation bonus. If Employee voluntarily ceases his employment with MSI during the one year period following his relocation to the San Diego area, Employee agrees to repay such relocation bonus amount and the relocation expense reimbursements described in Section 3.5 to MSI within ten (10) days after his termination of employment. Employee agrees that MSI may deduct and offset all or part of such amount from any amounts otherwise owed by MSI to Employee at the time of termination of employment, including salary, severance pay, commissions, bonuses and expense reimbursements.

         3.7 In the event Employee's employment with MSI is terminated without Cause (as defined in Section 7.1 below) within one year after his relocation to the San Diego area, MSI agrees to reimburse Employee for reasonable moving and transportation expenses associated with Employee's relocation to Massachusetts, including costs of moving household furnishings and personal effects, storage costs and insurance.

        ARTICLE IV. Invention Disclosure, Patent Assignment and Copyright

         4.1 Employee shall promptly disclose to MSI all inventions conceived or developed by Employee solely or jointly with another during the Term of this Agreement and for six months thereafter, which are related to the MSI Business, as described below, on such forms as MSI may require from time to time. Such disclosure shall be kept confidential by MSI during MSI's review and thereafter if MSI determines that the invention is not the property of MSI. Employee hereby assigns to MSI all right, title and interest in and to any such inventions relating to the MSI Business (including any actually or demonstratively anticipated research and development of MSI) which are conceived or made by Employee solely or jointly with any other person, during the course of employment with MSI. For purposes of this Agreement, the MSI Business includes the development, distribution, licensing or sale of algorithms, computer-based techniques or software for modeling (including graphical display), analysis or storage of chemical or biological structures, properties, processes or related information, and any other business in which MSI engages or plans to engage (as evidenced in business plans or other written materials) during the Term.

         4.2 All rights in development (including without limitation software, source codes, object codes, subroutines, file formats, user interfaces, algorithms, molecular structures and compositions, business methods and trade secrets), reports, records and other documents prepared by Employee during the Term and which relate to the MSI Business or are within the scope of employment hereunder shall vest exclusively with MSI, and Employee upon MSI's request will execute any assignments necessary to protect MSI's (or its assignees) interests in such intellectual property rights and documents and shall assist MSI (or its assignees) in securing patent protection, if available, or Federal copyright registration for any inventions included in such property rights or documents. Employee has not developed or conceived of any invention related to the MSI Business as of the date of this Agreement that is not owned by MSI.

         4.3 Employee hereby acknowledges that this provision constitutes written notification that this Agreement does not require any assignment of any inventions or rights or interests therein which fully qualify as an invention under Section 2870(b) of the California Labor Code. Sections 2870, 2871 and 2872 of the California Labor Code are attached as Exhibit B.

                           ARTICLE V. Non-Solicitation

         5.1 Employee shall not, during the Term and for a period of one year thereafter, engage in any activity which is intended directly or indirectly to solicit, encourage, induce or attract to the employ of Employee or any other business any person who is then an employee of or consultant (other than consultants providing general services, such as accountants, which are not directly related to the development, production or marketing of MSI products or technologies) to MSI or offer any employment, consulting or ownership interest to any person who is an employee of or consultant to MSI.

                           ARTICLE VI. Confidentiality

         6.1 Employee will during the course of employment be privy to information belonging to MSI which information is valuable to MSI and which information MSI holds in confidence. Employee undertakes with respect to information Employee understands, or reasonably should believe to be confidential to MSI, or as to which Employee has been specifically advised by MSI that it regards to be confidential, not to disclose to third parties or use such information during the Term and after the expiration or termination of this Agreement for any reason, except in connection with the performance of duties as an Employee of MSI pursuant to this Agreement. At the expiration of this Agreement or termination of employment hereunder, Employee will, at MSI's request, return to MSI all written confidential information (including that contained on any computer media) received from MSI and destroy any transcriptions or copies Employee may have of such information, unless an alternative method of disposition is approved by MSI in writing. Employee's obligations under this Article VI shall be in addition to any other confidentiality or nondisclosure obligations of Employee to MSI at law or under any other agreement. Employee's obligations under this Article VI shall not extend to information which (i) was or is publicly available, (ii) became available to Employee from a third party which was not, to Employee's knowledge, bound by any obligation of confidentiality to MSI or (iii) was independently developed by Employee without violating Employee's obligations hereunder.

          ARTICLE VII. Termination and Termination of Responsibilities

         7.1 Employee shall be subject to termination of Employee's employment by MSI only for Cause as defined below, or disability which prevents Employee from working for longer than three (3) months or as expressly provided in
Section 7.3 below. Notwithstanding any dispute over whether a termination was properly for Cause, MSI may bar Employee from access to MSI's offices, facilities and business records after giving Employee notice of termination for Cause provided that in the event of a dispute concerning MSI's finding of Cause which is the subject matter of a proceeding under Section 8.7, Employee and Employee's legal representative shall have access to business records relevant to such findings of Cause to the extent provided in Section 8.7. "Cause" shall mean: (i) Employee's Material Breach of this Agreement (as defined below) which continues uncured for more than thirty (30) days after notice by MSI, (ii) unexcused absence for more than two consecutive weeks (other than for reasons relating to Employee's illness or vacation), (iii) Employee's dishonesty or willful misconduct with respect to MSI, (iv) Employee's drug or alcohol abuse for which treatment is refused (unless, within 30 days of MSI's notice to obtain treatment, Employee produces a doctor's letter that Employee is not abusing drugs or alcohol), or (v) conviction of Employee for a felony. For purposes of clause (i) above, a "Material Breach of this Agreement" shall mean Employee's breach of Articles 1.2, IV, V or VI above, or Employee's failure to follow the lawful directions of MSI's Board of Directors.

         7.2 Except as may be otherwise provided in applicable MSI benefit plans, MSI shall not be liable to Employee for any salary or benefits continuation beyond the date of Employee's death (except as expressly provided herein), termination for disability (except as expressly provided herein), voluntary termination of employment with MSI or upon MSI's rightful termination of Employee for Cause, except as may be required by law.

         7.3 Employee's employment may be terminated by MSI without Cause or Employee's consent for any reason or no reason by furnishing Employee with written notice ("Notice") of the fact setting forth the effective date that Employee's employment is to be terminated and provided that in such event:

         (a) Employee will be entitled to receive his 1996 base salary during the one year period following the effective date of his termination of employment (the "Severance Period").

         (b) Employee shall be allowed to continue participation in MSI health and life insurance plans until the earlier of the end of the first eighteen months of the Severance Period or until Employee is covered by a successor employer's comparable benefit plans. If MSI's insurers do not permit such continued participation, then MSI shall reimburse Employee for the costs of procuring comparable health and life insurance (if Employee is eligible for such coverage) during the Severance Period, up to two times the annual amount that MSI paid for such insurance on Employee during the year prior to termination of employment.

         (c) The Company shall continue to pay all costs related to the Employee's continued family medical coverage under the Consolidated Budget Reconciliation Act of 1985 (COBRA) until the earlier of the end of the first eighteen months of the Severance Period or until such costs are covered by a successor employer. The "Qualifying Event" for purposes of COBRA shall be Employee's effective date of termination of employment.

If Employee's employment is terminated under this Section 7.3, MSI will use its best efforts to provide Employee with the opportunity to resign immediately before the effective date of the Notice described in the first paragraph of this
Section 7.3, but Employee's resignation under those circumstances will have the same effect under this Agreement as if Employee's employment were terminated under this Section 7.3; provided any such resignation must be in writing and acknowledge (which acknowledgment may be in a separate writing) that this Section 7.3 is applicable in accordance with its terms. If Employee's employment is terminated under this Section 7.3, MSI may bar Employee from access to MSI's offices, facilities and business records.

         7.4 If the Employee's employment with MSI is terminated because of a consolidation, merger, reorganization, or sale of all, or substantially all, of the assets or capital stock of MSI or other business combination in which MSI is not the surviving entity (a "Change of Control") at any time within a period commencing two months before and ending twelve months after a Change of Control, and the Employee is not offered employment by the acquiring corporation in a comparable position relating to a comparably sized business unit, at a comparable target compensation (defined for this purpose as then current annual salary plus then current target annual bonus available to be earned by Employee) with comparable severance benefits as described in Section 7.3 above, in the Employee's location at that time or other location acceptable to Employee, or if Employee's employment is terminated without Cause (as defined in Section 7.3 hereof) at any time within a period commencing two months before and ending twelve months after a Change of Control, then MSI or the acquiring corporation, as the case may be, shall be obligated to: (a) pay the severance amount and provide the Employee with medical and health insurance benefits as set forth in
Section 7.3, and (b) accelerate the vesting of Employee's Additional Options such that 50% of the then unvested shares of all options for the purchase of MSI common stock held by Employee become vested. If the Employee is offered employment by the acquiring corporation in a comparable position relating to a comparably sized business unit, and at a comparable target compensation with comparable severance benefits as described in Section 7.3 above, in the Employee's location at that time or other location acceptable to Employee, neither MSI nor the acquiring corporation shall be obligated to provide the severance payments or medical and health insurance benefits as described in
Section 7.3 of this Agreement or to accelerate the vesting of Employee's unvested options (except as may otherwise be provided under MSI's stock option plans). Anything contained in this Section 7.4 to the contrary notwithstanding, the Employee shall not


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
be entitled to any severance or other termination benefit if the Employee has either (i) terminated such employment voluntarily, or (ii) has been terminated by MSI or any acquiring corporation "for Cause" pursuant to Section 7.1.

         7.5 If the Employee's target compensation (defined for this purpose as annual salary plus target annual bonus available to be earned by Employee) for any year during the Term is less than ninety percent (90%) of the Employee's target compensation for 1996 , except in connection with a reduction in compensation applicable to MSI employees generally, then the Employee shall have the right to declare such reduction in target compensation as a constructive termination of his employment without Cause under Section 7.3. In such event Employee shall be entitled, within thirty (30) days after the effective date of such reduction in target compensation, to provide MSI with written notice of such constructive termination of employment, in which case Employee's employment with MSI shall cease and MSI shall be obligated to pay the severance amount and provide the insurance benefits set forth in Section 7.3.

                           ARTICLE VIII. Miscellaneous

         8.1 This agreement shall be governed by and subject to the internal laws of the State of California.

         8.2 The failure of MSI or Employee to insist in any one or more instances upon performance of any terms, covenants and conditions of this Agreement, shall not be construed as a waiver or relinquishing of any rights granted hereunder or of the future performance of any such terms, covenants or conditions.

         8.3 All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed, registered or certified mail, postage prepaid;

         If to MSI:                 Molecular Simulations Inc.
                                    9685 Scranton Road
                                    San Diego, CA 92121-3752

         If to Employee:            Saiid Zarrabian
                                    14 Vinebrook Road
                                    Westford, MA  01886

or at such other address or addresses as any such party may have furnished to the other party in writing.

         8.4 This Agreement is for personal services and is therefore not assignable by Employee but is assignable by MSI only to a successor of substantially the entire business of MSI.

         8.5 This Agreement, including the Exhibits attached hereto and the documents referred to herein, shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof (except as otherwise expressly provided herein) and expressly supersedes all oral or written promises relating to the subject matter hereof. This Agreement may not be changed, modified or any right under it waived in any manner except by written instrument signed by both parties expressing the plan and intention to modify this Agreement. No principle of construction or interpretation shall be applied to construe this Agreement or any part of it against the party which drafted the Agreement.

         8.6 Any provision of this Agreement which is prohibited or unenforceable shall be ineffective in a jurisdiction where such enforcement is sought but only to the extent of such prohibition on unenforceability without invalidity of the remaining provisions hereof and without affecting the validity or enforceability of such provision in any other jurisdiction.



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
         8.7 Any dispute with respect to any aspect hereof which cannot be settled by the parties shall be settled by arbitration in the City of San Diego and judgment upon the award rendered may be entered in any court having jurisdiction thereof. Except as specifically provided herein, the arbitration shall proceed in accordance with the laws of the State of California. The party requesting arbitration shall give a written demand for arbitration to the other party by registered or certified mail. The demand shall set forth a statement of the nature of the dispute, the amount involved and the remedies sought. No later than twenty (20) calendar days after the demand for arbitration is served, the parties shall jointly select and appoint a retired judge of the San Diego Superior Court to act as the arbitrator. In the event the parties do not agree on the selection of an arbitrator, the party seeking arbitration shall apply to the San Diego County Superior Court for the appointment of a retired judge of that court to serve as arbitrator. As rules for the arbitration the arbitrator shall apply the provisions of Sections 1282 through 1284.2 of the California Code of Civil Procedure, and the parties may pursue discovery in accordance with California Code of Civil Procedure Section 1283.05 which shall however be limited to no more than two depositions taken by each party and the production of only those documents directly relevant to the dispute. No later than (10) calendar days after the arbitrator is appointed, the arbitrator shall schedule the arbitration for a hearing to commence on a mutually convenient date. The hearing shall commence no later than one hundred twenty (120) calendar days after the arbitrator is appointed and shall continue from day to day until completed. All discovery shall be completed no later than the commencement of the arbitration hearing or one hundred twenty (120) calendar days after the date that a proper demand for arbitration is served, whichever occurs earlier unless upon a showing of good cause the arbitrator extends or shortens that period. The arbitrator shall issue his or her award in writing no later than twenty (20) calendar days after the conclusion of the hearing. The arbitration award shall be final and binding regardless of whether one of the parties fails or refuses to participate in the arbitration. The arbitrator is empowered to hear all disputes between the parties concerning the subject matter hereof, and the arbitrator may award monetary damages, specific performance, injunctive relief, rescission and restitution. The arbitrator shall have no authority to award exemplary or punitive damages under any circumstance. Either party may request that the arbitrator submit written findings of fact and conclusions of law. The prevailing party in any arbitration under this Section 8.7 shall be entitled to be paid by the other party all of the prevailing party's costs and expenses, including reasonable attorneys' fees, incurred in connection with the arbitration.

         8.8 This Agreement shall become effective upon its execution by both parties.

         IN WITNESS WHEREOF, MSI has executed this Agreement by its duly authorized officer and has caused its corporate seal to be affixed, and Employee has individually executed this Agreement intending to be legally bound, as of the date hereof.

MOLECULAR SIMULATIONS INC.              "Employee":  SAIID ZARRABIAN


Signature: /s/ Michael J. Savage         Signature: /s/ Saiid Zarrabian
           ------------------------                 ------------------------
Printed Name: Michael J. Savage
              ---------------------
Title:  CEO
        ---------------------------


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
                                    EXHIBIT A

                       MSI'S 1996 REVENUE AND INCOME GOALS
                                       AND
                   METHODOLOGY FOR CALCULATING BONUS PAYMENTS


For purposes of 1996 bonus calculations, the financial goals of MSI are set forth below in terms of Margin and Operating Profit. Margin is Revenue less Cost of Sales and Operating Profit is Gross Profit of MSI after deducting operating expenses but before the calculating the effect of interest (both income and expense), taxes, etc. The goals for 1996 are Margin of $41,261,000 and Operating Profit of $5,050,000.

The bonus is calculated based on the following formula, examples of which are included on the attached page. No bonus is payable if Margin is less than 75% of Target Margin, or $30,946,000. If Margin for 1996 exceeds the 75% threshold ($30,946,000), the incremental Margin above the 75% threshold (up to the 100% threshold - $41,261,000) is multiplied by the Margin factor set forth opposite the 75% threshold. If Margin does not reach the 100% threshold ($41,261,000), this product is the bonus amount payable based on performance against the Margin goal. This bonus amount is subject to downward adjustment for failure to achieve the Operating Profit goal as described below.

In addition, if Margin for 1996 exceeds the 100% threshold ($41,261,000), the incremental Margin above the 100% threshold is multiplied by the Margin factor set forth opposite the 100% threshold, and this product is added to the product calculated for Margin between 75% and 100% of the Margin goal. In that event, the sum of these two products is the bonus amount payable based on performance against the Margin goal. However, this bonus amount is also subject to downward adjustment for failure to achieve the Operating Profit goal as described below.

If Operating Profit equals or exceeds the Target Operating Profit, there is no adjustment to the bonus amount calculated based on the Margin achieved and factors applied. However, if Operating Profit is below the Target Operating Profit, then the bonus amount calculated based on Margin is reduced by the product of: (a) the Operating Profit shortfall multiplied by (b) the factor set forth opposite the Operating Profit goal; provided, however, that, the bonus amount may not be less than zero.

                                    EXHIBIT B

                        CALIFORNIA LABOR CODE PROVISIONS

Section 2870.  Employment Agreements; Assignment of Rights.

(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

     (1) relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

     (2)  result from any work performed by the employee for the employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against public policy of this state and is unenforceable.


Section 2871. Conditions of Employment or Continued Employment; Disclosure of Inventions.

No employer shall require a provision made void and unenforceable by Section 2870 as a condition of employment or continued employment. Nothing in this article shall be construed to forbid or restrict the right of an employer to provide in contracts of employment for disclosure, provided that any such disclosures be received in confidence, of all of the employee's inventions made solely or jointly with others during the term of his or her employment, a review process by the employer to determine such issues as may arise, and for full title to certain patents and inventions to be in the United States, as required by contracts between the employer and the United States or any of its agencies.


Section 2872.  Notice to Employee; Burden of Proof.

If an employment agreement entered into after January 1, 1980 contains a provision requiring the employee to assign or offer to assign any of his or her rights in any invention to his or her employer, the employer must also, at the time the agreement is made, provide a written notification to the employee that the agreement does not apply to an invention which qualifies fully under the provisions of Section 2870. In any suit or action arising thereunder, the burden of proof shall be on the employee claiming the benefits of its provisions.

MOLECULAR SIMULATIONS INC.
1996 SR MGT INCENTIVE PLAN - SAIID ZARRABIAN
BASED ON THE FOLLOWING ANNUAL TARGETS:
          MARGIN =           $41,261
       OP PROFIT =            $5,050


                                                      TARGET INCENTIVE LEVEL
                                                              $75K
                                                      ----------------------
MARGIN FACTOR
Applies above:                20,631
                              30,946                             0.007271
                              41,261                             0.016129

OP PROFIT FACTOR
Factor applies below:          5,050                             0.018750


-------------------------------------
INCENTIVE SCENARIOS:
-------------------------------------
SCENARIO 1: AT PLAN
Margin Incentive at:          41,261                                   75
Op Profit Incentive at:        5,050                                    0
                                                                    -----
                                                                       75

SCENARIO 2: 90% MARGIN, $1M BELOW OP PROFIT
Margin Incentive at:          37,135                                   45
Op Profit Incentive at:        4,050                                  (19)
                                                                    -----
                                                                       26

SCENARIO 3:  AT PLAN MARGIN, $2M BELOW OP PROFIT
Margin Incentive at:          41,261                                   75
Op Profit Incentive at:        3,050                                  (38)
                                                                    -----
                                                                       38

SCENARIO 4: $2M ABOVE MARGIN, $1M ABOVE OP PROFIT
Margin Incentive at:          43,261                                  107
Op Profit Incentive at:        6,050
                                                                    -----
                                                                      107

SCENARIO 5: $4M ABOVE MARGIN, $2M ABOVE OP PROFIT
Margin Incentive at:          45,261                                  140
Op Profit Incentive at:        7,050
                                                                    -----
                                                                      140

SCENARIO 6: $5M ABOVE MARGIN, $2.5M ABOVE OP PROFIT
Margin Incentive at:          46,261                                  156
Op Profit Incentive at:        7,550
                                                                    -----
                                                                      156

1996 INCENTIVE COMP. PLAN SUMMARY (ZARRABIAN):      TARGET INCENTIVE:   $75,000





                             PROFIT (NBIT) INCENTIVE

-----------------------------------------------------------------------------------------------------------------------------------
  NBIT           % of Target     Relative Com-       Commission Rate                             Commission              Cumulative
Variance       Incentive Earned   mission Rate           Formula                  NBIT ACTUAL        Rate      Earnings   Earnings
-----------------------------------------------------------------------------------------------------------------------------------

($2,000,000)      -50.0%            1.00          (0.5*Target Incntv/$2,000,000)  $3,050,000     -0.018750     ($37,500)  ($37,500)

    $0              0.0%            1.00          (0.5*Target Incntv/$2,000,000)  $5,050,000     -0.018750         $0        $0
-----------------------------------------------------------------------------------------------------------------------------------

                             ==========
$2M  INCENTIVE                  $37,500
                             ==========
TARGET Op Income             $5,050,000
                             ==========

                                MARGIN INCENTIVE

---------------------------------------------------------------------------------------------------
    Actual Margin        % of Target     Relative Com-     Commission Rate
as % of Annual Target  Incentive Earned   mission Rate        Formula


       0 - 50%               0%             0.00

      50 - 75%               0%             0.00

      75 - 100%              100%           4.00           (1)/(0.25)*(Target Incntv/Target Margin)

        100% +                              8.87                2.2 times previous rate
---------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
                                        Commission                         Cumulative
ACTUAL MARGIN                             Rate              Earnings        Earnings
-------------------------------------------------------------------------------------


$0 - $20,630,500                                             $     0         $     0

(less than)20,630,500 - 30,946,750        0.000000           $     0              $0

(less than)30,945,750 - 41,261,000        0.007271           $75,000         $75,000

(less than)41,261,000                     0.016129
------------------------------------------------------------------------------------
                            ===========
TARGET INCENTIVE                $75,000
                            ===========
                            ===========
TARGET MARGIN               $41,261,000
                            ===========